UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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BIGLARI HOLDINGS INC.
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BIGLARI HOLDINGS INC.
19100 RIDGEWOOD PARKWAY, SUITE 1200
SAN ANTONIO, TEXAS 78259

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 8, 2026
To the Shareholders:
You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Biglari Holdings Inc. (the “Corporation” or “Biglari Holdings”), to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on April 8, 2026, at 1:00 p.m. Central Daylight Time, for the following purposes:
1.To elect directors.
2.To ratify the selection by the Audit Committee of the Board of Directors (the “Board”) of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2026.
3.To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
The Board has fixed the close of business on February 26, 2026, as the record date for determining which shareholders have the right to vote at the Annual Meeting or at any adjournment thereof.
You may vote either by telephone or by internet by following the instructions on the enclosed proxy card, or sign, date, and return the enclosed proxy card in the postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, or other nominee.
We look forward to seeing you at the Annual Meeting.

By order of the Board of Directors

SARDAR BIGLARI, Chairman

San Antonio, Texas
March 11, 2026

If you are a shareholder and plan to attend the meeting, you must present an admission ticket, which can be obtained by registering in advance of the meeting at proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must also be registered by the shareholder at proxyvote.com/register. Shareholders and their guests must present their admission ticket for admittance to the meeting at the Majestic Theatre. Seating will begin at 11:45 a.m. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

BIGLARI HOLDINGS INC.
19100 RIDGEWOOD PARKWAY, SUITE 1200
SAN ANTONIO, TEXAS 78259

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 8, 2026

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Biglari Holdings Inc. (hereinafter “we,” “our,” “Biglari Holdings,” the “Corporation,” or the “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders, to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on April 8, 2026, at 1:00 p.m. Central Daylight Time, or at any adjournment or postponement thereof (the “Annual Meeting”).
GENERAL INFORMATION
This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 12, 2026. If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it with our Corporate Secretary or submitting a duly executed proxy bearing a later date. Solicitation of proxies is made by the Corporation and will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees, and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.
As of the close of business on February 26, 2026, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 211,176.1 shares of Class A common stock. Only shareholders of record of Class A common stock at the close of business on February 26, 2026, are entitled to vote at the Annual Meeting or at any adjournment thereof. Each share of Class A common stock is entitled to one vote on all matters submitted to a vote of shareholders of the Corporation.
The presence at the meeting, in person or by proxy, of shareholders of Class A common stock holding, in the aggregate, a majority of the voting power of the Corporation’s Class A common stock and entitled to vote, shall constitute a quorum for the transaction of business.
A plurality of the votes properly cast for the election of directors by the holders of Class A common stock attending the meeting, in person or by proxy, will elect directors to office. The affirmative vote of a majority of the votes cast by holders of Class A common stock present, in person or by proxy, is required to approve Proposal 2, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
Shareholders may vote “FOR” or “WITHHOLD” a vote for the election of directors; and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the appointment of Deloitte & Touche LLP. Abstentions will count for purposes of establishing a quorum, but will not count as votes cast on a proposal. Accordingly, abstentions will have no effect on the Proposals. Broker non-votes will also count for purposes of establishing a quorum, but will not count as votes cast for the election of directors and accordingly will have no effect on this proposal. Since the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 is a “routine” matter under applicable rules, your broker may vote your shares for you on this proposal absent any other instructions from you. Shareholders who send in proxies but attend the meeting in person may vote directly, if they prefer, and withdraw their proxies, or may allow their proxies to be voted with proxies sent in by other shareholders.
If you are a shareholder and plan to attend the meeting, you must present an admission ticket, which can be obtained by registering in advance of the meeting at proxyvote.com/register. Shareholders may bring up to two guests; however, each guest must also be registered by the shareholder at proxyvote.com/register. Shareholders and their guests must each present an admission ticket for admittance to the meeting. If you do not have an admission ticket, you will not be admitted to the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING, TO BE HELD ON APRIL 8, 2026.

The Proxy Statement for the Annual Meeting of Shareholders, to be held on April 8, 2026, and the Corporation’s 2025 Annual Report to Shareholders are available at biglariholdings.com and proxyvote.com.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Director Nominees
At the Annual Meeting, a Board consisting of five members will be elected until the next annual meeting. The members of the Board have nominated for election as directors of the Corporation the following five individuals, three of whom are “independent” within the meaning of the listing standards of the New York Stock Exchange. Certain information with respect to nominees for election as directors follows:
SARDAR BIGLARI, age 48, has been Chairman and Chief Executive Officer of Biglari Holdings since 2008. In addition, Mr. Biglari has served as Chairman and Chief Executive Officer of Biglari Capital Corp. (“Biglari Capital”) since 2000. Biglari Capital is the general partner of The Lion Fund, L.P., and The Lion Fund II, L.P., private investment partnerships. Mr. Biglari is an entrepreneur with managerial and investing experience in a broad range of businesses.

PHILIP L. COOLEY, age 82, has been a director of the Corporation since 2008 and Vice Chairman of the Board of Directors since 2009. Between 1985 and 2012, he was the Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas. He has also served as an advisory director of Biglari Capital since 2000. Mr. Cooley has broad business and investment experience.

RUTH J. PERSON, age 80, has been a director of the predecessor corporation since 2002. Between 2008 and 2014, she was Chancellor, University of Michigan-Flint, and Professor of Management from 2008 to January 2024. Ms. Person has years of experience in leadership and board positions at various institutions.

KENNETH R. COOPER, age 81, has been a director of the Corporation since October 2010. He has been an attorney in the private law practice of the Kenneth R. Cooper Law Office since 1974. Mr. Cooper has experience in real estate and business matters.

JOHN G. CARDWELL, age 80, has been a director of the Corporation since October 2019. Between 1986 and 2008, he held various positions with Johnson Controls Inc. Mr. Cardwell has over 40 years of experience in corporate management.

The Board has concluded that the following directors are independent in accordance with the director independence standards of the New York Stock Exchange, and has determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Kenneth R. Cooper, Ruth J. Person, and John G. Cardwell.
When the accompanying proxy card is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted FOR the election of the five nominees identified above. Each of our nominees has consented to being named in this proxy statement and has agreed to serve, if elected. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.
Our Board unanimously recommends that shareholders vote FOR each of the Company’s five nominees for Director.

Board Meetings, Committees, and Nominations

The Board held five meetings during 2025. Each director attended all meetings of the Board and each meeting of the committees of the Board on which he or she served. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders. Sardar Biglari, Philip L. Cooley, and John G. Cardwell attended the 2025 Annual Meeting. The Board of Directors has not named a lead independent director. Two meetings of non-management directors were held in 2025. Kenneth R. Cooper presided as ad hoc chair of the meetings.
The Board has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2025 Audit Committee consisted of Kenneth R. Cooper, John G. Cardwell, and Ruth J. Person. The Board determined that each of John G. Cardwell and Ruth J. Person meets the definition of “audit committee financial expert” as that term is used in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. The Audit Committee assists the Board with oversight of (a) the integrity of the Corporation’s financial statements; (b) the Corporation’s compliance with legal and regulatory requirements; and (c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, internal auditors, and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit.
The Audit Committee held five meetings during 2025. The Audit Committee Charter is available on the Corporation’s website at biglariholdings.com. The Audit Committee Charter may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259.
We are a “controlled company” within the meaning of the New York Stock Exchange rules and thus can rely on exemptions from certain corporate governance requirements. As a result, we are not required to comply with certain director independence and board committee requirements. The Company does not have a governance and nominating committee.
The Board has established a Compensation Committee and adopted a charter to define and outline the responsibilities of its members. The Compensation Committee assists the Board by setting the compensation of the Chief Executive Officer and performing other compensation oversight, as well as reviewing related person transactions. A copy of the Compensation Committee Charter is available on the Corporation’s website at biglariholdings.com and may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. The 2025 Compensation Committee consisted of Kenneth R. Cooper, John G. Cardwell, and Ruth J. Person, all of whom are independent directors in accordance with the New York Stock Exchange director independence standards. The Compensation Committee held two meetings during 2025.
The Company does not have a policy regarding the consideration of diversity, however defined, in identifying nominees for director. Instead, in identifying director nominees, the Board looks for individuals who possess integrity, ownership mentality, business expertise, and enterprise qualities that support an entrepreneurial culture.

The Company has a policy under which it will consider recommendations presented by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The Director Nominee Recommendation must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for nomination to the Board must meet the director independence standards of the New York Stock Exchange. The Company’s policy provides that candidates recommended by shareholders will be evaluated using the same criteria as are applied to all other candidates.

Board Leadership Structure and Role in Risk Oversight

Sardar Biglari is the Corporation’s Chairman of the Board and Chief Executive Officer as well as its controlling shareholder. The Corporation is a holding company owning subsidiaries engaged in a number of diverse business activities, including property and casualty insurance and reinsurance, licensing and media, restaurants, and oil and gas. All major investment and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari. Because of Biglari Holdings’ corporate structure and the centralization of its capital allocation decisions, it is most effective for the Corporation to designate Mr. Biglari as both its Chairman and its Chief Executive. Mr. Biglari beneficially owns shares of the Corporation representing approximately 73.1% of the voting interest.
The full Board has responsibility for general oversight of risks. Mr. Biglari bears responsibility for managing various risks faced by the Company. Furthermore, Mr. Biglari reviews with the Board relevant risks. In addition, as part of its Charter, the Audit Committee reviews and discusses the Corporation’s policies concerning risk assessment and risk management.
Director Compensation
Directors of Biglari Holdings do not receive grants of Company stock. We do not issue stock options or restricted stock. Our view is that if directors wish to own Company stock, they, like all other shareholders, can purchase shares in the open market. Biglari Holdings does not provide directors and officers liability insurance to its directors.
Directors of the Corporation who are employees do not receive fees for attendance at directors’ meetings. In 2026, a director who is not an employee will receive an annual cash retainer of $90,000, and the Chair of the Audit and Compensation Committees will receive an additional annual cash retainer of $10,000. For his role as Vice Chairman of the Board and other duties, Dr. Cooley will receive an annual cash retainer of $270,000.

The following table provides compensation information for 2025 for each non-management member of the Board who served on the Board during the year.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Philip L. Cooley	$270,000	$—	$270,000
Kenneth R. Cooper	$100,000	$—	$100,000
John G. Cardwell	$90,000	$—	$90,000
Ruth J. Person	$90,000	$—	$90,000
Meetings of Independent Directors
The Audit and Compensation Committees are composed of independent directors of the Company. The Audit Committee held five meetings and the Compensation Committee held two meetings during 2025. In addition, two meetings of non-management directors were held during 2025. A shareholder or other interested party wishing to contact the independent directors, as applicable, should send a letter to the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. The mailing envelope should contain a clear notation that the enclosed letter is to be forwarded to the Corporation’s independent directors.
Shareholder Communications with the Board
Shareholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to promote effective governance of the Corporation. The Corporate Governance Guidelines are available on the Corporation’s website at biglariholdings.com. A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259.
Code of Business Conduct and Ethics
The Corporation has adopted a Code of Conduct for all directors, officers, and employees as well as directors, officers and employees of each of its subsidiaries. The Code of Conduct is available on the Corporation’s website at biglariholdings.com. A copy of the Code of Conduct may also be obtained at no charge by written request to the attention of the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable New York Stock Exchange rules regarding any amendment to, or waiver from, a provision of the Code of Conduct, if any, either by posting such information on the Corporation’s website at biglariholdings.com or by filing a Current Report on Form 8-K with the Securities and Exchange Commission.

Insider Trading Policy
We have adopted an Insider Trading Policy for all Biglari Holdings directors, officers and employees. The Insider Trading Policy can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Executive Officers
Our executive officers are appointed annually by the Board, or at such interim times as circumstances may require. Other than Mr. Biglari, the only executive officer of the Corporation during 2025 was Bruce Lewis.
Mr. Lewis, age 61, joined the Company as its Controller in January 2012.
PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for 2026. Deloitte & Touche LLP has served in that capacity since fiscal 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.
If the shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its choice, taking into consideration the views of the shareholders, and may (but will not be required to) appoint a different firm to serve in that capacity for 2026.
Required Vote
If a quorum is present, approval of the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2026 will require the affirmative vote of a majority of the votes cast by holders of Class A common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
Our Board unanimously recommends that shareholders vote FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2026.
Properly dated and signed proxies will be so voted unless shareholders specify otherwise.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Discussion and Analysis is designed to provide shareholders with a better understanding of our compensation philosophy. It explains the compensation-related actions taken regarding the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).
Biglari Holdings is not a conventional company. As a result, our compensation system is unconventional and idiosyncratic to Biglari Holdings. The Company is composed of two distinct components: operating businesses and investments. Our compensation system is, therefore, broken into two segments, one for operations and the other for investments.
The Company conducts its operations through its subsidiaries: Steak n Shake Inc., Western Sizzlin Corporation, First Guard Insurance Company, Southern Pioneer Property & Casualty Insurance Company, Biglari Reinsurance Ltd., Maxim Inc., Southern Oil Company and Abraxas Petroleum Corporation. As CEO of Biglari Holdings, Mr. Biglari oversees the Company’s operating businesses; his incentive compensation is tied to the performance of these operating businesses. Mr. Biglari’s compensation is reviewed annually by the Compensation Committee of the Corporation’s Board of Directors (the “Committee”). Because Mr. Biglari wishes that his salary remain unchanged, his annual salary has been $900,000 since 2009, and Mr. Biglari has advised the Committee that he would not expect or desire such salary to increase in the future.
Mr. Biglari does not have a severance agreement, a change-in-control arrangement, or an employment agreement with the Company, and has been granted neither stock options nor restricted stock awards by the Company. The Board believes its unconventional compensation system is a rational one, creating less, not more, enterprise risk.
In designing the Company’s incentive agreement (the “Incentive Agreement”), the Committee believes it is most appropriate to determine Mr. Biglari’s compensation for our operating businesses with respect to a return-on-equity methodology.

Summary Compensation Information

The following table discloses the compensation received for the three years ended December 31, 2025, by the Corporation’s Chief Executive Officer and its Controller. Mr. Biglari’s compensation excludes incentive fees earned through The Lion Fund, L.P., and The Lion Fund II, L.P.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive	All Other Compensation	Total
Sardar Biglari	2025	$900,000	$—	$—	$—	$900,000
Chairman / Chief	2024	900,000	—	454,596	—	1,354,596
Executive Officer	2023	900,000	—	7,271,055	—	8,171,055

Bruce Lewis	2025	$1,300,000	$—	$—	$—	$1,300,000
Controller	2024	1,080,000	—	—	—	1,080,000
	2023	1,000,000	—	—	—	1,000,000

Narrative Disclosure to Summary Compensation Table
As referenced in the Compensation Discussion and Analysis section, Mr. Biglari, as CEO of Biglari Holdings, oversees the Company’s operating businesses. Fees paid to entities owned by Mr. Biglari in 2025 are fully described under “Related Person Transactions.”
As indicated in the table, during 2025, Mr. Biglari received total compensation of $900,000. During 2024 and 2023, Mr. Biglari received $1,354,596 and $8,171,055, respectively, in total compensation each year.
Moreover, Mr. Biglari has never sold any stock of Biglari Holdings, with most of his net worth tied to the results of the Company. Many companies issue stock options to CEOs with a limited time horizon, and therefore set a policy on stock ownership guidelines to mitigate compensation-related risk. The Committee believes that many policies that would be adopted at other companies do not apply to Biglari Holdings because of the ownership structure of our founder-led company. Moreover, the manner in which the high-water mark is calculated in effect creates both deferrals and carryforwards that will prevent performance volatility that could result in undeserved incentive payments. Mr. Biglari did not earn an incentive payment during 2025.
The Incentive Agreement establishes a performance-based annual incentive payment for Mr. Biglari that is contingent upon the growth in adjusted equity attributable to our operating businesses. Adjustments are made to changes in shareholders’ equity, so the Committee measures only the Company’s economic performance and thus remains unaffected by material non-economic factors. The payout of the incentive agreement is tied to the Corporation’s gain in net worth. The program has proved that our compensation will be far less than the typical arrangement for a company of our size when performance is not exceeding a hurdle in net worth gain. In the long run, the Committee expects that the profits of the Corporation will be reflected in the shareholder return. Thus, the Board finds the compensation arrangement’s alignment of the interests of the Corporation and its founder/CEO to be far superior to that of most companies that issue stock options and awards.
In order for Mr. Biglari to receive any incentive payment, our operating businesses must achieve an annual increase in shareholders’ equity in excess of 6% (the hurdle rate) above the previous highest level (the high-water mark). Mr. Biglari will receive 25% of any incremental book value created above the high-water mark plus the hurdle rate. The high-water mark is established when losses cause book value to decline. Our operating businesses must fully recover their prior losses to overcome the high-water mark. Then a hurdle rate is assessed on the book value before Mr. Biglari becomes eligible to receive an incentive payment.

The Company also holds the majority of its investments by means of limited partner interests in The Lion Fund, L.P., and The Lion Fund II, L.P. (the “investment partnerships”). The investment partnerships are managed by Biglari Capital, a private investment firm founded and owned by Mr. Biglari. As Chairman of Biglari Capital, the general partner of these investment partnerships, he is responsible for their investment activities. The fees paid to the general partner are tied to the performance of the investment partnerships.
The general partner of the investment partnerships, Biglari Capital, charges Biglari Holdings a performance fee predicated solely on investment gains, not assets under management. Income from the investment partnerships is excluded in the calculation of Mr. Biglari’s incentive compensation under the Incentive Agreement. In other words, there is no “double dipping,” with fees paid at the partnership level and then at the holding company level. The investments in the investment partnerships are more fully described under “Related Person Transactions.”
Mr. Biglari’s incentive compensation is entirely affected by the aggregate profits of the Corporation, much in the way shareholders are affected by its aggregate results in the long term.
Controller
Factors considered by Mr. Biglari in setting Bruce Lewis’s compensation are typically subjective, such as his perception of Mr. Lewis’s performance and any changes in functional responsibility.
Other
Mr. Biglari also sets the compensation for each of the CEOs of Biglari Holdings’ significant operating businesses. He utilizes many different incentive arrangements, with their terms dependent on such elements as the economic potential or capital intensity of the business. The incentives can be large and are always tied to the operating results over which a CEO has authority and control.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our domestic employees and the annual total compensation of Mr. Biglari, Chairman and Chief Executive Officer.
The median employee compensation was determined using 2025 W-2 wages for all U.S. employees, and equivalent taxable compensation for all non-U.S. employees was excluded. The median employee determination included all domestic employees who were employed during 2025. The median employee compensation was $15,571. Our median compensated employee works part-time. Therefore, the ratio of the Chief Executive Officer’s compensation ($900,000) to that of the median employee (i.e., a part-time employee) was approximately 58 to 1.

Pay Versus Performance
The following table sets forth information concerning the compensation of our named executive officers for the three years ended December 31, 2025, and our financial performance for each such year.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)	Net Income (Loss) Excluding Partnerships(3)

2025	$900,000	$900,000	$1,300,000	$1,300,000	$244.01	$(37,488,000)	$14,508,000
2024	1,354,596	1,354,596	1,080,000	1,080,000	183.95	(3,759,000)	24,360,000
2023	8,171,055	8,171,055	1,000,000	1,000,000	117.72	54,948,000	40,302,000

(1)    The principal executive officer (“PEO”) listed in the table is Sardar Biglari, Chairman and Chief Executive Officer.
(2)    The Non-PEO named executive officer (“NEO”) listed is Bruce Lewis, Controller.
(3)    Compensation is primarily linked to net income excluding partnerships.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, the Compensation Committee of the Board consisted of Kenneth R. Cooper, Ruth J. Person, and John G. Cardwell. None of these individuals has at any time been an officer or employee of the Corporation. During 2025, none of our executive officers served as a member of the board of directors or on the compensation committee of any entity for which a member of our Board or Compensation Committee served as an executive officer.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board is currently composed of the persons identified below. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement beginning on page 8. Based on the Committee’s review and discussions with management, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the members of the Committee.
Kenneth R. Cooper, Chairman
John G. Cardwell
Ruth J. Person

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
Security Ownership of Directors and Management
The following table shows the total number of shares of our Class A and Class B common stock beneficially owned as of February 26, 2026, and the percentage of outstanding shares for (i) each director and nominee, (ii) each Named Executive Officer, and (iii) all directors and executive officers, as a group.

Name	Title of Class of Stock	Shares Beneficially Owned		Percentage of Voting Power of Class A	Percentage of Aggregate Economic Interest of Class A and Class B

Sardar Biglari	Class A	154,475	(1)	73.1%	69.4%
	Class B	1,407,569	(2)
Philip L. Cooley	Class A	744	(3)	*	*
	Class B	7,474	(4)
Ruth J. Person	Class A	51		*	*
	Class B	511
Kenneth R. Cooper	Class A	32		*	*
	Class B	321
John G. Cardwell	Class A	—		—	*
	Class B	700	(5)
Bruce Lewis	Class A	—		—	—
	Class B	—
Directors and executive	Class A	155,302		73.5%	69.9%
officers as a group (6 persons)	Class B	1,416,575
For purposes of the Security Ownership of Directors and Management table, the persons listed have voting power over the shares indicated above.
* Less than 1%
 (1)    Includes 128,811.7 shares owned directly by The Lion Fund, 25,663.1 shares owned directly by Biglari Capital, and 0.1 share owned directly by Mr. Biglari. See also footnote 1 to the table below.
(2)    Includes 1,335,713 shares owned directly by The Lion Fund, 71,855 shares owned directly by Biglari Capital, and one share owned directly by Mr. Biglari.
(3)    Includes 80.0 shares owned by Dr. Cooley’s spouse.
(4)    Includes 814 shares owned by Dr. Cooley’s spouse.
(5)    Shares owned by the John G and Beverly A Cardwell Family Living Trust of 2007, of which John G. Cardwell is a Trustee.

Security Ownership of 5% Beneficial Owners
The following table shows, as of February 26, 2026, the number and percentage of outstanding shares of our Class A common stock beneficially owned by each person or entity known to be the beneficial owner of more than 5% of our Class A common stock, which is our only class of voting stock.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Biglari Capital Corp. 19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	154,475 (1)	73.1%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	13,417 (2)	6.4%

 (1)    This information was obtained from a Form 4 filed with the SEC on December 17, 2025. In aggregate, 128,811.7 shares are owned directly by The Lion Fund and 25,663.1 shares are owned directly by Biglari Capital. Each of Biglari Capital, as the general partner of The Lion Fund and Sardar Biglari, as Chairman and Chief Executive Officer of Biglari Capital, has sole power to vote and dispose of the shares owned by The Lion Fund and Sardar Biglari has sole power to vote and dispose of the shares owned by Biglari Capital.

(2)    This information was obtained from Forms 13F filed with the SEC on February 5, 2026. GAMCO Investors, Inc. reported that it has sole voting and dispositive power with respect to 11,857 shares of Class A common stock. Gabelli Funds LLC reported that it has sole voting and dispositive power with respect to 1,560 shares of Class A common stock.
As of February 26, 2026, Biglari Capital Corp. beneficially owned 1,407,569 shares of our Class B common stock, which is 67.6% of the outstanding Class B shares.

RELATED PERSON TRANSACTIONS
Policy Regarding Related Person Transactions
The Compensation Committee reviews each related person transaction (as defined below) and determines whether it will approve or ratify that transaction based on whether the transaction is in the best interests of the Company and its shareholders. Any Board member who has any interest (actual or perceived) will not be involved in the consideration.
A “related person transaction” is any transaction, arrangement, or relationship in which we are a participant; the related person (defined below) had, has, or will have a direct or indirect material interest; and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director, or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner, or has a greater than 5% beneficial ownership interest.

In determining whether a related person transaction will be approved or ratified, the Committee may consider factors such as (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.
Investment Partnerships

Since the year 2000, Mr. Biglari has served as Chairman of Biglari Capital, general partner of the investment partnerships. Biglari Capital is solely owned by Mr. Biglari.

Biglari Capital, in its capacity as general partner, receives an annual incentive reallocation for the Company’s investments in the investment partnerships equal to 25% of the net profits above a hurdle rate of 6% over the previous high-water mark. Unlike the typical arrangement in the industry, Biglari Capital does not receive any fees based on assets under management; its fees are predicated solely on investment gains. High-water marks are tracked individually for each partner and for each partner contribution. Biglari Holdings and its subsidiaries have made investments into the partnerships over time, with each investment separately tracked. Based on Mr. Biglari’s recommendation to the Board, which it approved, in 2021 an amendment was made in the partnership agreements to aggregate the accounts so that eligibility for incentive fees would only occur once aggregate losses were recovered. By aggregating all accounts, there will not be an incentive fee payment out of individual accounts until the aggregate high-water mark is satisfied. Thus, there was no incentive reallocation from Biglari Holdings to Biglari Capital in 2023, 2024 or 2025. An incentive reallocation to Biglari Capital is determined as of December 31 of each year.

As of December 31, 2025, the fair value of the Company’s investments in the partnerships was $772,585,000. As stated above, an amendment was made in the partnership agreements so that, unlike most investment limited partnerships, Biglari Holdings would aggregate the prior losses of each of its investments when calculating the high-water mark. As a result of aggregating prior losses, Biglari Capital did not earn an incentive fee from Biglari Holdings during 2025. Such an arrangement is virtually unheard of in the hedge fund universe, where there is both a management fee and a fee based on a percent of profits; the typical arrangement is a 1-2% management fee of principal paid each year and 20% of the profits, absent a hurdle rate. If there is a hurdle rate, there usually is not a high-water mark, and vice versa. And accounts are almost never aggregated. By contrast, the Board has attempted to create a superior arrangement.
During 2025, the Company contributed $89,115,000 to the investment partnerships and received distributions of $56,000,000 from the investment partnerships.
Service Agreement
During 2017, the Company entered into a service agreement with Biglari Enterprises LLC and Biglari Capital (collectively, the “Biglari Entities”) under which the Biglari Entities provide certain business services to the Company, including related personnel, related legal, related proxy contest, related travel, and other related administrative expenses. The Board finds the arrangement to be an efficient form of contracting. The service agreement has a five-year rolling term. The Company paid Biglari Enterprises $11,400,000 in service fees during 2025 and $9,900,000 during 2024. The Board reviews the costs against the benefits of the service agreement.

The service agreement does not alter the hurdle rate connected with the incentive reallocation paid to Biglari Capital by the Company. The Biglari Entities are owned by Mr. Biglari.
Services Provided by Family Members

Shawn Biglari, Sardar Biglari’s brother, is employed as Senior Vice President of Franchise Partnerships for Steak n Shake. Shawn Biglari’s 2025 compensation was $371,154. Ken Biglari, Sardar Biglari’s father, is a consultant to Steak n Shake. Ken Biglari received $190,462 from the Company during 2025. Robert Chapman, Bruce Lewis’ brother-in-law, is employed as Executive Vice President of Biglari Reinsurance Ltd. Robert Chapman’s 2025 compensation was $635,000.
Except as set forth above, there are no transactions that required disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act.
INDEPENDENT PUBLIC ACCOUNTANTS
Deloitte & Touche LLP has advised us of the following amounts for services for 2025 and 2024.

Type of Fee	2025	2024
Audit Fees(1)	$1,769,000	$1,184,890
Audit-Related Fees(2)	326,000	61,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$2,095,000	$1,245,890

(1)    Audit Fees include fees for services performed for the audit of our annual financial statements, including services related to Section 404 of the Sarbanes-Oxley Act and the review of financial statements included in our Form 10-Q filings, Form 10-K filing, registration statements, comment letters, and services that are normally provided in connection with statutory or regulatory filings or engagements. Billings not finalized at the time of filing are included in the year paid.
(2)    Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or the review of our financial statements. This includes services provided to audit Steak n Shake’s 401(k) Plan.
(3)    Deloitte & Touche LLP did not provide any tax consulting services during the periods.
(4)    Deloitte & Touche LLP did not provide any “other services” during the periods.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In each of 2025 and 2024, the Audit Committee pre-approved the services reported above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries set forth in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required by accounting principles generally accepted in the United States of America, and standards of the Public Company Accounting Oversight Board, including those described in Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP satisfying the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees with respect to auditor independence, and has discussed with Deloitte & Touche LLP its independence from the Corporation.
Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board that the Corporation include the consolidated financial statements of the Corporation and its subsidiaries for the year ended December 31, 2025, in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.
It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.
Submitted by the members of the Audit Committee of the Board.
Kenneth R. Cooper, Chairman
Ruth J. Person
John G. Cardwell

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions.

Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause our actual results, performance, or achievements to differ materially from our expectations of future results, performance, or achievements expressed or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.
ANNUAL REPORT

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, as is required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to the Secretary of the Corporation at 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of the common stock of the Corporation on the record date for the Annual Meeting. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The Corporation’s Form 10-K is also available through the SEC’s website (sec.gov).

PROPOSALS BY SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2027 Annual Meeting must be received by the Corporation by November 5, 2026. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.
In addition, the Company’s Amended and Restated By-laws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at an annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, for our 2027 annual meeting of shareholders, notice of a proposal (including a nomination) must be delivered to us no earlier than December 9, 2026, and no later than January 8, 2027. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

OTHER MATTERS

As of the date of this proxy statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. As to other business that may properly come before the Annual Meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his best judgment.
By order of the Board of Directors

SARDAR BIGLARI, Chairman
San Antonio, Texas
March 11, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86125-P45427

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIGLARI HOLDINGS INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sardar Biglari
02) Philip L. Cooley
03) Kenneth R. Cooper
04) John G. Cardwell
05) Ruth J. Person

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSAL 2:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BIGLARI HOLDINGS INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on April 8, 2026:
The Proxy Statement and 2025 Annual Report are available at www.biglariholdings.com and www.proxyvote.com.

V86126-P45427

ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned appoints Sardar Biglari and Philip L. Cooley, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Class A common stock of Biglari Holdings Inc. (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held at the Majestic Theatre, 224 East Houston Street, San Antonio, Texas 78205, on April 8, 2026, at 1:00 p.m. Central Daylight Time, or at any adjournment or postponement thereof, as indicated on the reverse side on Proposals 1 and 2 and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please sign, date, and mail this proxy. A return envelope is provided for this purpose.

Continued and to be signed on reverse side